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                                                                  EXHIBIT 21.1

                                                             STATE OF
SUBSIDIARY                                                 ORGANIZATION
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Epic Capital Corp. .......................................   Delaware
Epic Travel, LLC .........................................   Delaware
London Bridge Resort, LLC ................................   Delaware
Daytona Beach Regency, Ltd. ..............................    Florida
Resort Management, LLC ...................................   Delaware
Resort Investment, LLC ...................................   Delaware
Epic Resorts - Hilton Head, LLC ..........................   Delaware
Epic Resorts - Palm Springs Marquis Villas, LLC ..........   Delaware
Epic Resorts - Scottsdale Links Resort, LLC ..............   Delaware
Epic Resorts - Westpark Resort, LLC ......................   Delaware
Epic Warrant Co. .........................................   Delaware
Epic Marketing, LLC ......................................   Delaware
Epic Resorts Management, LLC .............................   Delaware
Epic Resorts - Vacation Showplace, LLC ...................   Delaware
Epic Master Funding Corporation ..........................   Delaware
Epic Resorts - Afton Resort, LLC .........................   Delaware